WARRANT AMENDMENT

This WARRANT AMENDMENT (this “Amendment”) is dated as of April 30, 2010 by and among Shengkai Innovations, Inc., a Florida corporation and formerly known as “Southern Sauce Company, Inc.” (the “Company”), and  Vision Opportunity China, LP, LLC (“Vision”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Warrant (as defined below).

RECITALS

WHEREAS, the Company entered into a Securities Purchase Agreement with Vision (the “Vision SPA”), dated June 10, 2008 and another Securities Purchase Agreement with BlueRidge Investments, LLC (“BlueRidge”, and the agreement the “BlueRidge SPA”) dated as of July 18, 2008, pursuant to which the Company conducted private offerings solely to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, of its series A preferred stock and series A warrants; and

WHEREAS, pursuant to Sections 4(d), (e) and (f) of the Series A Warrant to purchase shares of Common Stock of the Company that were delivered to the Purchaser (as defined in the Vision SPA) pursuant to the Vision SPA (the “Warrant”), the Purchaser had certain anti-dilution protection in the event the Company issues any Additional Shares of Common Stock or Common Stock Equivalents at a price per share less than the Warrant Price then in effect; and

WHEREAS, the Company has requested that the Majority Holders amend the Warrant to delete Sections 4(d), (e) and (f) thereof; and agree that in lieu of such provisions the Majority Holders of the Warrant shall have a right to pre-approve any issuance of Additional Shares of Common Stock and Common Stock Equivalents at a price less than the Warrant Price then in effect and give retroactive effect to such amendment; and

WHEREAS, pursuant to Section 11 of the Warrant, no provision of the Warrant may be amended without the written consent of the Company and the Majority Holders; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment. Pursuant to Section 11 of the Warrant, the parties hereto hereby amend the Warrant, as of the date hereof, by:

(a) deleting Sections 4(d), (e) and (f);

(b) replacing Section 4(d) with the following:

“Issuance of Additional Shares of Common Stock and Common Stock Equivalents.

Until the expiration of this Warrant, Issuer shall not issue any Additional Shares of Common Stock or Common Stock Equivalents (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, without the prior written consent of the Majority Holders.”

2.           Effect on Transaction Documents.  Except as set forth above, the Securities Purchase Agreement, the Warrant and any other documents related thereto, shall remain in full force and effect and are hereby ratified and confirmed.

3.           Effective Date of Warrant Amendment. The parties agree that this Warrant Amendment shall be effective retroactively as of the date the Warrant was first issued on June 10, 2008 (for Vision Warrants). Notwithstanding the foresaid, this agreement will only take effect until the Company enters into a similar agreement with BlueRidge whereby the BlueRidge agrees to remove the down round anti-dilution provisions included in the warrants BlueRidge received pursuant to the BlueRidge SPA.

4.           Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

5.           Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6.           Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

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[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SHENGKAI INNOVATIONS, INC.

By: ____________________________
Name:
Title: Chief Executive Officer

VISION OPPORTUNITY CHINA, LP

By: ____________________________
Name: Adam Benowitz
Title: Authorized Signatory